Exhibit 5.1

January 15, 2010

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale of up to 2,714,959 shares of common stock, $0.10 par value per share, to be offered by the selling stockholders named in the Registration Statement from time to time pursuant to Rule 415 of the rules and regulations promulgated under the Act. The Shares represent shares of the Company’s common stock issued on December 22, 2009 pursuant to that certain Securities Purchase Agreement, dated November 17, 2009, by and among the Company, CapitalSource, Inc., CHR HUD Borrower LLC, CSE Mortgage LLC, CSE SLB LLC, and CSE SNF Holding LLC (the “Purchase Agreement”).

In connection herewith, we have examined:

(1)	the Company’s Articles of Incorporation, as amended;

(2)	the Company’s Amended and Restated Bylaws, as amended;

(3)	the Purchase Agreement; and

(4)	the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Omega Healthcare Investors, Inc.
January 15, 2010

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, limitations, exceptions and qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the Maryland General Corporation Law.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the SEC. We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Bryan Cave LLP